UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2010

PATRIOT GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-32919	86-0947048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D
Las Vegas, Nevada, USA
(Address of Principal Executive Offices)

89103
(Zip Code)

(702) 456-9565
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 Resource Report

Patriot Gold Completes New Resource Report for Moss Mine Gold Project, Arizona

January 27, 2010

Patriot Gold Corp. (OTCBB: PGOL) today announced completion of a resource study at its Moss Mine Gold Project located 10 miles east of Bullhead City, Arizona and approximately 70 miles southeast of Las Vegas, Nevada.  The project hosts a drill indicated gold-silver resource of 20.8 million tons grading 0.028 oz/ton gold equivalent for a total of 591,750 ounces (gold equivalent). Patriot Gold engaged Paul D. Noland, a registered professional geologist to conduct the independent study.

This resource was determined using the assumption that the deposit will be an open pit, bulk minable, heap leach mine. To keep mining and grade control cost minimal, sub-cut off grade material within the boundary of the resource was allowed to dilute the final grade. Although the resource is classed as drill-indicated it will require systematic in-fill and down-dip drilling to be placed into a final reserve category. A breakdown of the gold and silver content of the resource is shown in the table below.

The full report is available at http://www.patriotgoldcorp.com/Moss.Resource.pdf.

	Tons	Avg Grade opt			Contained Ounces
		Au Only	Ag Only	AuEq	Au Only	Ag Only	AuEq
Main Zone	20,167,215	0.025	0.264	0.029	507,936	5,325,287	581,906
Hanging Wall Zone	608,148	0.0126	0.214	0.016	7,675	130,136	9,844

Moss Totals	20,775,364	0.025	0.263	0.028	515,611	5,455,423	591,749

The likelihood of finding additional bulk minable ore on the property is considered very good.  Patriot Gold geologists have suggested the possibility of main zone mineralization continuing at depth. Much of the Main Zone remains untested down dip. The main body of mineralization appears to widen to the west along strike, but the grade decreases. However, with the lower grades needed for an open pit, heap leachable deposit, this material is now part of the resource. This means the deposit is open-ended to the west.  Continued drill evaluation of down-dip and strike extensions is recommended by Mr. Noland.

Disclaimer: This announcement may contain forward-looking statements which involve risks and uncertainties that include, among others, limited operating history, limited access to operating capital, factors detailed in the accuracy of geological and geophysical results including drilling and assay reports; the ability to close the acquisition of mineral exploration properties, and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information is included in the company's filings with the Securities and Exchange Commission, and may be accessed through the SEC's website at http://www.sec.gov.

Contact:
Investor Relations
1-877-501-GOLD (4653)
1-702-456-9565
www.patriotgoldcorp.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT GOLD CORP.

Dated:	January 29, 2010	By:	/s/ Herb Duerr
Name:			Herb Duerr

Title:			President, Director